                                 AMENDMENT NO. 5 TO
                                  CREDIT AGREEMENT


              THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT (this "AMENDMENT") effective as of August 25, 1999, by and among VARI-LITE INTERNATIONAL, INC., a Delaware corporation (the "BORROWER"), SUNTRUST BANK, ATLANTA, BROWN BROTHERS HARRIMAN & CO., CHASE BANK OF TEXAS, N.A. (FORMERLY KNOWN AS TEXAS COMMERCE BANK NATIONAL ASSOCIATION), COMERICA BANK-TEXAS and THE FIRST NATIONAL BANK OF CHICAGO (collectively, the "LENDERS"), SUNTRUST BANK, ATLANTA, as agent and collateral agent for the Lenders (in such capacities, the "AGENT" and "COLLATERAL AGENT", respectively), and BROWN BROTHERS HARRIMAN & CO, as co-agent for the Lenders (in such capacity, the "CO-AGENT").


                                W I T N E S S E T H:

              WHEREAS, Borrower, the Lenders, the Agent, the Collateral Agent, and the Co-Agent are parties to a certain Multicurrency Credit Agreement dated as of December 19, 1997, as 1amended by a certain Amendment No. 1 to Credit Agreement dated as of April 21, 1998, by a certain Amendment No. 2 to Credit Agreement dated as of July 31, 1998, by a certain Amendment No. 3 to Credit Agreement dated as of September 30, 1998, and by a certain Amendment No. 4 to Credit Agreement dated as of April 1, 1999 (as so amended, the "CREDIT AGREEMENT"; defined terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement);

              WHEREAS, Borrower and the Lenders have agreed to amend the Credit Agreement as more specifically set forth below;

              NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

              SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, and effective as of the Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:

              1.1 SECTION 1.01 of the Credit Agreement is hereby amended by deleting in its entirety the defined terms "APPLICABLE MARGIN", "ASSET SALE", "CHANGE IN CONTROL", "CONSOLIDATED NET INCOME", "MASTER SYNDICATED LOAN COMMITMENT", "MULTICURRENCY SYNDICATED LOAN COMMITMENT", "REQUIRED LENDERS", "REVOLVER/MULTICURRENCY MATURITY DATE" and "SWING LINE LENDER" and their accompanying definitions, and substituting in lieu thereof the following defined terms and accompanying definitions:

              "APPLICABLE MARGIN" shall mean (x) with respect to all outstanding Advances through August 25, 1999, the percentage determined pursuant to the definition of "APPLICABLE MARGIN" as defined in the Agreement immediately prior to the effectiveness of Amendment No. 5, and (y) on and after August 25, 1999, with respect to all outstanding Advances for any day, the applicable percentage determined from the chart set forth on
       SCHEDULE 1.01-AM, based on Borrower's Adjusted Funded Debt/EBITDA Ratio calculated as the relevant determination date. The Adjusted Funded Debt/EBITDA Ratio and the resulting Applicable Margin shall be determined quarterly, based upon the financial statements delivered to the Lenders pursuant to SECTION 6.07(a) or SECTION 6.07(b) hereof, as the case may be, in accordance with SECTION 6.08(b), with such Applicable Margin to be effective with respect to calculations based upon the financial statements delivered pursuant to SECTION 6.07 as of the first day of the second fiscal quarter immediately following the fiscal quarter for which such financial statements are delivered (for example, the Applicable Margin effective with respect to all outstanding Advances as of the first day of the third fiscal quarter shall be calculated based upon the financial statements delivered for the first fiscal quarter of Borrower). Notwithstanding the foregoing, at any time during which Borrower has failed to deliver the financial statements and certificates within five
       (5) Business Days after the same are required to be delivered by SECTION 6.07(a), (b), and (c), as applicable, the Applicable Margin with respect to the Advances then outstanding shall be the highest applicable rate that may be charged at such time to Borrower as set forth on SCHEDULE 1.01-AM.

              "ASSET SALE" shall mean the sale (including any transaction that has the economic effect of a sale), transfer or other disposition (by way of merger or otherwise, including sales in connection with any sale and leaseback transaction, or as a result of a condemnation event or casualty event) by Borrower or any Consolidated Company to any Person, other than to Borrower or any other Consolidated Company, of (i) any shares of capital stock or other equity or ownership interests of any Person owned by Borrower or any Consolidated Company, or (ii) any other assets of Borrower or any other Consolidated Company (other than personal property inventory or obsolete or worn out assets, in each case sold or otherwise disposed of in the ordinary course of business).

              "CHANGE IN CONTROL" shall mean and be deemed to occur on the earliest of, and upon any subsequent occurrence of:

              (a) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) shall acquire the stock of Borrower resulting in beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 30% (or, in the case of Tony Smith (a member of Borrower's Board of Directors) or any such group with which Tony Smith is included for purposes of aggregating such beneficial ownership, 40%)) of the combined voting power of the then outstanding capital stock of Borrower entitled to vote for the election of a majority of the members of the Board of Directors of Borrower; or

              (b) a change in the Board of Directors of Borrower shall occur such that, as of any date, a majority of the Board of Directors of Borrower consists of individuals who were not either (i) directors of Borrower as of the corresponding date of the previous year, (ii) selected or nominated to be selected to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (i), or (iii) selected or nominated to be selected to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (i) and individuals described in clause (ii).

              "CONSOLIDATED NET INCOME (LOSS)" shall mean, for any fiscal period of Borrower, (i) the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period), PLUS (ii) without duplication, the net income (or loss) of any Person accrued for such fiscal period prior to the date such Person becomes a Subsidiary of Borrower or is merged into or consolidated with any Consolidated Company or all or substantially all of such Person's assets are acquired by any Consolidated Company (as determined from audited financial statements of such Person or other financial reports reasonably acceptable to the Required Lenders) as determined in conformity with GAAP, PLUS (iii) to the extent deducted therefrom, High End Lawsuit Expensed Amounts for such period, but excluding therefrom (to the extent otherwise included therein and not including High End Lawsuit Expensed Amounts) (x) any items of gain (but not excluding any items of loss) that were included in determining such Consolidated Net Income
       (Loss) and were (1) extraordinary, non-recurring, or otherwise not realized in the ordinary course of business, or (2) the result of any Asset Sale, and (y) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or other organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

              "MASTER SYNDICATED LOAN COMMITMENT" shall mean, at any time for each Lender, the amount of such commitment as in effect at such time as set forth for such Lender on SCHEDULE 2.01(PART I) attached to Amendment No. 5, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to SECTION 2.05, any amendment thereof pursuant to SECTION 10.02, or any assignment thereof pursuant to
       SECTION 10.06.

              "MULTICURRENCY SYNDICATED LOAN SUBCOMMITMENT" shall mean, at any time for each Lender, the amount of such commitment as in effect at such time as set forth for such Lender on SCHEDULE 2.01(PART II) attached to Amendment No. 5, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to SECTION 2.05, any amendment thereof pursuant to SECTION 10.02, or any assignment thereof pursuant to SECTION 10.06.

              "REQUIRED LENDERS" shall mean at any time Lenders holding 100% of the then aggregate amount of the Master Syndicated Loan Commitments, or if the Master Syndicated Loan Commitments have been terminated, the Lenders holding 100% of the outstanding Loans.

              "REVOLVER/MULTICURRENCY MATURITY DATE" shall mean the earlier of
       (i) January 1, 2001, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII.

              "SWING LINE LENDER" shall mean (i) SunTrust Bank, Atlanta, and
       (ii) each other Lender extending to Borrower a Swing Line Commitment hereunder, or all of such Lenders, as the context may require.

              1.2 SECTION 1.01 of the Credit Agreement is hereby amended by adding the following defined terms and accompanying definitions in proper alphabetical order:

              "AMENDMENT NO. 5" shall mean that certain Amendment No. 5 to Credit Agreement effective as of August 25, 1999, by and among Borrower, the Agent, Collateral Agent, the Co-Agent, and the Lenders, as the same may be amended, restated and supplemented from time to time.

              "CAPITAL INTERESTS" shall mean, with respect to (i) any corporation, the common stock, preferred stock, and any shares or other equivalents (however designated) of any other corporate stock, of such corporation, (ii) any limited liability company or unlimited liability company, the membership or ownership interests in such company, (iii) any partnership, the partnership interests (whether general, special or limited) in such partnership, (iv) any trust, the shares of beneficial interest in such trust, whether common, preferred, or other, and (v) any other organization, the equivalent equity or ownership interests, together in each case with any and all warrants, options and similar rights to purchase or otherwise acquire any of the foregoing.

              "DEBT ISSUANCE" shall mean, without duplication, any issuance, sale, or other delivery by any Consolidated Company to any other Person (other than to another Consolidated Company) of any instrument, agreement, or other document evidencing Indebtedness for money borrowed by such Consolidated Company, except (i) in respect of purchase money Indebtedness described in SECTION 7.02(b), or (ii) where all of the proceeds of such Indebtedness are being used to refinance existing Indebtedness of such Consolidated Company where the refinancing Indebtedness (x) has a later final maturity than the Indebtedness being refinanced, (y) provides for an interest rate that does not exceed the interest rate then in effect with respect to the Indebtedness being refinanced, and (z) does not provide for negative amortization, equity participations, preferences, or other interest rate increases based on any performance-related criteria.

              "EQUITY ISSUANCE" shall mean, without duplication, any issuance or sale by any Consolidated Company to any Person (other than to another Consolidated Company) of its Capital Interests.

              "LEASED ASSET VALUE" shall mean, with respect to any asset that is being leased by any Consolidated Company pursuant to any Synthetic Lease or capital lease entered into after September 30, 1999, the fair market value of such asset as of the date such Consolidated Company first enters into such Synthetic
       Lease or capital lease.

              "LITIGATION PROCEEDS" shall mean, collectively, all amounts paid to any Consolidated Company in satisfaction or settlement of any claims, causes of action, suits, or other legal proceedings, including pending and threatened litigation, arbitration, and mediation proceedings, brought or threatened by or on behalf of such Consolidated Company, excluding any such claims, causes of action, suits, or other proceedings for the collection of amounts due from customers in respect of property purchased or leased from such Consolidated Company, or in respect of services rendered by such Consolidated Company, in each case in the ordinary course of business.

              "MANDATORY PREPAYMENT EVENT" shall mean each Asset Sale, Debt Issuance, Equity Issuance, and the receipt of any Litigation Proceeds.

              "NET CASH PROCEEDS" shall mean, without duplication, (a) with respect to any Asset Sale, the cash proceeds thereof (including cash and cash equivalents and cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise), net of (i) reasonable and customary costs of sale paid on an arm's length basis to third Persons and (ii) payment of the principal amount of any Indebtedness secured by a Lien on such property to the extent required to be repaid under the terms thereof as a result of such Asset Sale; (b) with respect to any Debt Issuance or Equity Issuance, the cash proceeds thereof, net of reasonable and customary costs paid on an arm's length basis to third Persons, including underwriting commissions, placement fees, mortgage brokerage commissions and fees, and attorneys' fees; and
       (c) with respect to any Litigation Proceeds, the amount of such proceeds LESS, except in the case of Litigation Proceeds received from High End Systems, Inc. or any of its affiliates or any other Person on its or their behalf, the amount of any attorneys' fees payable in respect of such Litigation Proceeds as a contingent fee payable only upon receipt by the Consolidated Companies of such Litigation Proceeds.

              1.3    SECTION 2.05 of the Credit Agreement is hereby amended by
(i) designating the existing text of SECTION 2.05 as subsection (a) thereof, and
(ii) adding a new subsection (b) to SECTION 2.05, as follows:

              (b) Each of the Master Syndicated Loan Commitment and Multicurrency Syndicated Loan Subcommitment of each Lender shall automatically be proportionately and permanently reduced on the dates and in the amounts set forth on SCHEDULE 2.01 (PARTS I AND II); PROVIDED, HOWEVER, that with respect to the required reductions of the Master Syndicated Loan Commitments and Multicurrency Syndicated Loan Subcommitments scheduled to take effect on December 31, 1999, March 31, 2000 and April 30, 2000, in the aggregate amounts of $11,000,000 and $4,400,000, respectively, if prior to such dates there has occurred any reduction(s) in the Master Syndicated Loan Commitments and Multicurrency Syndicated Loan Subcommitments as a result of mandatory prepayments as provided in the immediately following sentence in this SECTION 2.05(b), then the amount of the scheduled reduction(s) in Master Syndicated

       Loan Commitments and Multicurrency Syndicated Loan Subcommitments on December 31, 1999, March 31, 2000, and April 30, 2000, shall be decreased (applied in chronological order of such scheduled reduction(s)) by the aggregate amount of such prior reductions in such Commitments. Each of the Master Syndicated Loan Commitment and Multicurrency Syndicated Loan Subcommitment of each Lender shall automatically be proportionately and permanently reduced by the amount required to be paid to such Lender pursuant to the mandatory prepayments required to be made by Borrower pursuant to SECTION 2.06(d), PROVIDED THAT, in the case of any mandatory prepayment in respect of Litigation Proceeds received from High End Systems, Inc., or any of its affiliates or any other Person on its or their behalf, the amount of such reductions in the Master Syndicated Loan Commitments shall be limited to an amount equal to the lesser of (i) $1,000,000, and (ii) fifty percent (50%) of such aggregate mandatory prepayments (together with a proportionate reduction in the Multicurrency Syndicated Loan Subcommitments). No reduction of the Master Syndicated Loan Commitments or Multicurrency Syndicated Loan Subcommitments shall reduce the Swing Line Loan Commitments then in effect.

              1.4 SECTION 2.06 of the Credit Agreement is hereby amended by adding a new subsection (d) at the end of said SECTION 2.06, as follows:

              (d) Not later than the second Business Day following the occurrence, consummation or completion of each Mandatory Prepayment Event, Borrower shall pay to the Lenders an amount equal to the Net Cash Proceeds received in respect of such Mandatory Prepayment Event to prepay principal amounts outstanding under the Loans; PROVIDED, HOWEVER, that no such mandatory prepayment shall be required to be made in respect of Net Cash Proceeds representing payment by High End Systems, Inc., or any of its affiliates or any other Person on its or their behalf, of its regularly scheduled quarterly payment of Litigation Proceeds to any Consolidated Company arising from the proceeding in the Federal District court of the Northern District of Texas, but any prepayment of such Litigation Proceeds shall require a mandatory prepayment of such amount pursuant to this SECTION 2.06(d). Each mandatory prepayment of Loans pursuant to this SECTION 2.06(d) shall be applied ratably among the Lenders and, in the case of outstanding Multicurrency Syndicated Advances, to the respective Advances as designated by Borrower (or if no such designation is made, then as determined by the Agent), and, in the case of other Loans, shall be applied first to Base Rate Advances to the full extent thereof before application to Eurodollar Advances.

              1.5 ARTICLE III of the Credit Agreement is hereby amended by adding a new SECTION 3.20 at the end of said ARTICLE III, as follows:

              SECTION 3.20. CONSIDERATION FOR AMENDMENT NO. 5. In consideration of the Lenders entering into Amendment No. 5, Borrower agrees that it will (i) pay to the Agent for the ratable benefit of the Lenders, on December 31, 1999, a fee in an amount equal to the aggregate amount of the Master Syndicated Loan Commitments in effect on December 31, 1999, MULTIPLIED BY one-half of one percent (1/2%), and (ii) execute, deliver, and perform all of its obligations under the agreements and documents described or referred to in SECTION 6.16 of the Agreement.

              1.6 SECTION 6.07 of the Credit Agreement is hereby amended by deleting subsections (c) and (u) of said SECTION 6.07 in their entirety and substituting in lieu thereof the following subsections (c) and (u):

                     (c) NO DEFAULT/COMPLIANCE CERTIFICATE. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of a member of Senior Management of Borrower (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating with reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with SECTION 6.08,
       SECTION 6.12, SECTIONS 7.01 through 7.05, and SECTIONS 7.13 through 7.15;

                     (u) MONTHLY FINANCIAL STATEMENTS AND REPORTS. As soon as available and in any event within 30 days after the end of each calendar month of each fiscal year of Borrower, (i) a consolidated balance sheet and consolidated statements of income and shareholders' equity (including itemization of Capital Expenditures and all capital leases, Synthetic Leases and operating leases entered into by any Consolidated Company) for such month, presented on a consolidated basis, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Borrower that such financial statements fairly present in all material respects the results of operations and cash flows for such monthly period (subject to normal year-end audit adjustments), (ii) utilization reports for automated luminaires, by location, in such detail as the Agent may reasonable request, and (iii) together with the financial statements required pursuant to clause (i) above, a certificate of a member of Senior Management of Borrower (x) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, (y) demonstrating in reasonable detail compliance as at the end of such calendar month with Section 6.08(e), and (z) describing in reasonable detail (including whether such restructuring charges are cash or non-cash) any restructuring charges recognized by the Consolidated Companies in connection with consolidating operations, closing or relocating facilities, terminating or relocating employees, and other similar actions taken to reduce costs; and

              1.7 SECTION 6.08 of the Credit Agreement is hereby amended by deleting said SECTION 6.08 in its entirety and substituting in lieu thereof the following SECTION 6.08:

              SECTION 6.08. FINANCIAL COVENANTS.

              (a) LEVERAGE RATIO. Maintain as of the last day of each fiscal quarter of Borrower, a maximum Leverage Ratio of no greater than the amounts specified below for the period(s) indicated:

     END OF FISCAL QUARTER                        MAXIMUM LEVERAGE RATIO
     ---------------------                        ----------------------
     4th fiscal quarter of 1998
        fiscal year through 2nd
        fiscal quarter of 1999
        fiscal year                                         57.0%

     3rd fiscal quarter of 1999
        fiscal year                                         56.0%

     4th fiscal quarter of 1999
         fiscal year                                        58.5%

     1st fiscal quarter of 2000
         fiscal year                                        61.0%

     2nd fiscal quarter of 2000
         fiscal year                                        58.0%

     3rd fiscal quarter of 2000
         fiscal year                                        54.5%

     4th fiscal quarter of 2000
         fiscal year and thereafter                         53.0%

              (b) ADJUSTED FUNDED DEBT/EBITDA. Maintain as of the last day of each fiscal quarter of Borrower, a maximum Adjusted Funded Debt/EBITDA Ratio of no greater than the amounts specified below for the period(s) indicated:

                                                  MAXIMUM ADJUSTED FUNDED
     END OF FISCAL QUARTER                           DEBT/EBITDA RATIO
     ---------------------                        -----------------------
     4th fiscal quarter of
        1998 fiscal year and
        1st fiscal quarter of
        1999 fiscal year                                    3.70:1.00

     2nd fiscal quarter of
        1999 fiscal year                                    3.30:1.00


                                       8

     3rd fiscal quarter of
        1999 fiscal year                                    3.35:1.00

     4th fiscal quarter of
        1999 fiscal year                                    3.40:1.00

     1st fiscal quarter of 2000 fiscal
        year                                                3.70:1.00

     2nd fiscal quarter of 2000 fiscal
        year                                                3.40:1.00

     3rd fiscal quarter of 2000 fiscal
        year                                                2.68:1.00

     4th fiscal quarter of 2000 fiscal
        year and thereafter                                 2.27:1.00


              (c) FIXED CHARGE COVERAGE. Maintain as of the last day of each fiscal quarter of Borrower, a minimum Fixed Charge Coverage Ratio of no less than the amounts specified below for the period(s) indicated:

                                                  MINIMUM FIXED CHARGE
     END OF FISCAL QUARTER                           COVERAGE RATIO
     ---------------------                        --------------------
     4th fiscal quarter of
       1998 fiscal year and 1st
       fiscal quarter of 1999 fiscal year                   0.54:1.00

     2nd fiscal quarter of
       1999 fiscal year                                     0.66:1.00

     3rd fiscal quarter of
       1999 fiscal year                                     0.75:1.00

     4th fiscal quarter of
       1999 fiscal year                                     0.85:1.00

     1st fiscal quarter of
       2000 fiscal year                                     0.90:1.00

     2nd fiscal quarter of
       2000 fiscal year                                     0.95:1.00

     3rd fiscal quarter of
       2000 fiscal year                                     1.00:1.00


                                       9

     4th fiscal quarter of 2000 fiscal
       year and thereafter                                  1.25:1.00


              (d) CONSOLIDATED NET WORTH. Maintain as of the last day of each fiscal quarter of Borrower, a Consolidated Net Worth equal to or greater than the Minimum Compliance Level. The "Minimum Compliance Level" shall, as of any date of determination, equal (x) the sum of (1) $41,000,000, PLUS (2) an additional amount calculated as of the last day of each fiscal year of Borrower, commencing with the fiscal year ending September 30, 1998, equal to 50% of the Consolidated Net Income for such fiscal year of Borrower then ending, PLUS (3) without duplication of any amount reflected in the preceding clause (2), the amount of any gain recognized by Borrower in the settlement of pending litigation that is included in the calculation of Consolidated Net Worth, and PLUS (4) the net proceeds of any equity offering consummated by any Consolidated Company since the last date of the determination of the Minimum Compliance Level, LESS (y) the aggregate amount of restructuring charges, not to exceed $2,000,000, recognized by the Consolidated Companies in connection with consolidating operations, closing or relocating facilities, terminating or relocating employees, and other similar actions to reduce costs, to the extent such charges result in a reduction of Borrower's Consolidated Net Worth; PROVIDED, HOWEVER, in the event that the Consolidated Companies suffer a net loss for any fiscal year, Consolidated Net Income shall be deemed to be $0, and further provided that amounts calculated pursuant to clauses (2), (3) and (4) above shall be permanent increases in the Minimum Compliance Level so that in no event shall the Minimum Compliance Level at any date of determination be less than the amount required at any preceding date of determination.

              (e) MONTHLY EBITDA. Maintain for each calendar month set forth below a minimum Consolidated EBITDA of no less than the amount specified below for such calendar month; PROVIDED, HOWEVER, that the failure of Borrower to maintain such minimum Consolidated EBITDA for any such calendar month shall not constitute an Event of Default hereunder if, on a cumulative basis for such calendar month and (except for July 1999) the preceding calendar month(s) during the period commencing July 1999, Borrower has maintained a minimum cumulative Consolidated EBITDA of no less than the amount specified below for such calendar month:

                                MINIMUM MONTHLY         MINIMUM CUMULATIVE
       CALENDAR MONTH         CONSOLIDATED EBITDA      CONSOLIDATED EBITDA
       --------------         -------------------      -------------------
         July 1999              $    980,000              $   980,000

         August 1999               1,234,000                2,214,000

         September 1999              910,000                3,124,000

         October 1999              1,723,000                4,847,000



                                      10


         November 1999             1,328,000                6,175,000

         December 1999             1,565,000                7,740,000

         January 2000              1,356,000                9,096,000

         February 2000             1,372,000               10,468,000

         March 2000                1,964,000               12,432,000

         April 2000                1,360,000               13,792,000

         May 2000                  1,728,000               15,520,000

         June 2000                 1,425,000               16,945,000

         July 2000                 1,588,000               18,533,000

         August 2000               1,867,000               20,400,000

         September 2000            1,722,000               22,122,000

         October 2000              1,723,000               23,845,000

         November 2000             1,328,000               25,173,000

         December 2000             1,565,000               26,738,000

              1.8 ARTICLE VI of the Credit Agreement is hereby amended by adding new SECTIONS 6.14 through 6.17 at the end of said ARTICLE VI, as follows:

              SECTION 6.14. FOREIGN COLLATERAL. Not later than November 20, 1999, Borrower shall, and shall cause its Subsidiaries to, execute and deliver to Collateral Agent, for the ratable benefit of the Lenders and Agent, agreements and other documents in form and substance satisfactory to Collateral Agent granting and conveying a first-priority perfected Lien on all tangible and intangible personal property of such Subsidiaries located outside the United States, including, without limitation, such instruments and other agreements as may be necessary or appropriate to evidence obligations of such Subsidiaries being secured by such Lien. Borrower shall further cause to be delivered to Collateral Agent such other agreements, instruments, and other documents constituting appropriate collateral filings, recordings and registrations, and reports, certificates and opinions of counsel evidencing and confirming the validity, perfection, priority and enforceability of such Liens.

              SECTION 6.15. COLLATERAL ASSIGNMENT OF LITIGATION PROCEEDS.   Not
       later than August 31, 1999, Borrower shall execute and deliver, and cause to be executed and delivered, to Collateral Agent for the ratable benefit of the Lenders and Agents, a collateral assignment of all Litigation Proceeds, in form and substance satisfactory to Collateral Agent, together with such other documents as Collateral Agent may require in order to evidence such collateral assignment, together with appropriate collateral filings, recordings and registrations, and reports, certificates and opinions of counsel evidencing and confirming the validity, perfection, priority and enforceability of the Lien granted and conveyed by such collateral assignment.

              SECTION 6.16. WARRANT DOCUMENTS. Not later than August 31, 1999, Borrower shall execute and deliver to the Lenders an amendment and supplement to the Warrant Agreement dated as of July 31, 1996, among Vari-Lite International, Inc. and certain of the Lenders, amendments of the common stock purchase warrants issued pursuant to the terms of such Warrant Agreement, and additional common stock purchase warrants to Chase Bank of Texas, N.A., all in form and substance satisfactory to the Lenders, implementing and effecting the requirements of the letter agreement referred to in SECTION 2(b) of Amendment No. 5.

              SECTION 6.17. ENGAGEMENT OF CONSULTANT.  Not later than
       September 15, 1999, Borrower shall engage a nationally recognized management consultant firm or group to conduct and assist in an appraisal and evaluation of management, sales and marketing, systems, financial projections and liquidity, and to advise Borrower on improving operating performance that may be implemented by Borrower and the Consolidated Companies in order to improve their respective financial results, including cash flow, which management consultant firm or group and the scope of its engagement must be acceptable to the Required Lenders. Borrower shall cause to be delivered to the Lenders, not later than October 31, 1999, (or such later date as may be consented to in writing by the Required Lenders), a copy of the report of such management consultant firm or group, together with a detailed business plan proposed by Borrower based on such report. The Lenders shall have five (5) Business Days to review and provide comments to Borrower on such business plan, and Borrower shall deliver to the Lenders a final business plan not later than November 15, 1999, which business plan must be satisfactory to the Lenders.

              1.9 SECTION 7.02 of the Credit Agreement is hereby amended by deleting subsection (b) of said SECTION 7.02 in its entirety and substituting in lieu thereof the following subsection (b):

                     (b) Any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property, PROVIDED that (i) such Lien does not extend to any other property, (ii) the aggregate amount of Indebtedness secured by all such Liens at any time does not exceed $7,500,000, and
       (iii) Borrower is in compliance with SECTION 7.13 after giving effect to such transaction;

              1.10 SECTION 7.13 of the Credit Agreement is hereby amended by deleting said SECTION 7.13 in its entirety and substituting in lieu thereof the following SECTION 7.13:

              SECTION 7.13. CAPITAL EXPENDITURES AND LEASED ASSET VALUES.

              (a) Incur or otherwise permit to be made Capital Expenditures for the periods specified below in an aggregate amount in excess of the amount specified for such period:

          FISCAL QUARTER(s)                               MAXIMUM AMOUNT
          -----------------                               --------------
          1st fiscal quarter of 1999
          fiscal year                                       $ 4,500,000

          1st and 2nd fiscal quarters of 1999
          fiscal year (cumulative total)                    $ 7,500,000

          1st, 2nd and 3rd fiscal quarters of 1999
          fiscal year (cumulative total)                    $10,500,000

          1999 fiscal year
          (cumulative total)                                $13,000,000

              (b) Incur or otherwise permit to be made Capital Expenditures (including, without limitation, the Leased Asset Values of capital leases entered into during such period), or enter into Synthetic Leases in respect of assets having Leased Asset Values, for the periods specified below in an aggregate amount in excess of the amount specified for such period:


          FISCAL QUARTER                              MAXIMUM AMOUNT
          --------------                              --------------
          1st fiscal quarter of 2000
              fiscal year                              $1,900,000

          1st and 2nd fiscal quarters
              of 2000 fiscal year
              (cumulative total)                        3,100,000

          1st, 2nd and 3rd Fiscal Quarters
              of 2000 Fiscal Year
              (cumulative total)                        3,550,000

          2000 Fiscal Year
              (cumulative total)                        4,000,000

          2000 Fiscal Year and
              1st Fiscal Quarter of 2001
              (cumulative total)                        5,200,000

              1.11 SECTION 7.15 of the Credit Agreement is hereby amended by deleting said SECTION 7.15 in its entirety and substituting in lieu thereof the following SECTION 7.15:

                     SECTION 7.15. OPERATING LEASES. Enter into or maintain in effect as lessee thereunder operating leases in respect of equipment and other personal property having aggregate payments thereunder in excess of
       (i) $260,000 in any fiscal quarter of Borrower, or (ii) $1,000,000 in any fiscal year of Borrower.

              1.12 SECTION 8.02 of the Credit Agreement is hereby amended by deleting said SECTION 8.02 in its entirety and substituting in lieu thereof the following SECTION 8.02:

              SECTION 8.02. COVENANTS WITHOUT NOTICE. Borrower (i) shall fail to observe or perform any covenant or agreement contained in SECTIONS 6.07(g) or 6.08, or (ii) shall fail to observe or perform any covenant or agreement contained in SECTION 6.07(a), (b), (c), or (u), SECTION 6.10, or ARTICLE VII, and if capable of being remedied, such failure shall remain unremedied for five (5) days after the earlier of (x) any member of Senior Management of Borrower obtaining knowledge thereof, or (y) written notice thereof having been given to Borrower by any Agent or Lender;

              1.13 ARTICLE X of the Credit Agreement is hereby amended by adding new SECTIONS 10.17 and 10.18 at the end of said ARTICLE X, as follows:

              SECTION 10.17. INDEMNIFICATION FOR CASH MANAGEMENT SERVICES. Borrower agrees to indemnify each Agent and Lender for any loss, cost or expense suffered or incurred by such Agent or Lender in providing concentration account, lockbox, collection, disbursement and other cash management services to Borrower or any of the Consolidated Companies, and the parties acknowledge and agree that all such indemnification obligations shall constitute "Obligations" for all purposes of this Agreement and all other Credit Documents and shall be guaranteed and secured, as the case may be, by the Security Documents.

              SECTION 10.18. INTEREST. In no event shall the amount of interest, and all other charges, amounts or fees contracted for, charged or collected for the use of money pursuant to this Agreement or the other Credit Documents and deemed to be interest under applicable law (collectively, "INTEREST") exceed the highest rate of Interest allowed by applicable law (the "MAXIMUM RATE"), and in the event any such payment is inadvertently received by any Lender then the excess sum (the "EXCESS") shall be credited as a payment of principal. It is the express intent hereof that Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, Interest in excess of that which may legally be paid by Borrower under applicable law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and
       (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess shall have been contracted for, charged or received by any Lender, all Interest at any time contracted for, charged or received from Borrower in connection with this Agreement or any other Credit Document shall be amortized, pro rated, allocated and spread in equal parts throughout the full term of the Agreement. If the amount of Interest payable for the account of any Lender in respect of any Interest computation period is reduced pursuant to this Section, and the amount of Interest payable for its account in respect of any subsequent Interest computation period would be less than the maximum amount permitted without penalty by applicable law to be charged by such Lender, then the amount of Interest payable for its account in respect of such subsequent Interest computation period shall be automatically increased to such maximum permissible amount; PROVIDED THAT at no time shall the aggregate amount by which Interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which Interest paid for its account has theretofore been reduced pursuant to this Section.

              1.14   The Credit Agreement is hereby amended by (i) adding a new
SCHEDULE 1.01-AM to the Credit Agreement in the form attached to this Amendment, and (ii) deleting the existing SCHEDULE 2.01 to the Credit Agreement and substituting in lieu thereof a new SCHEDULE 2.01 in the form attached to this Amendment.

              SECTION 2. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective as of the date first above written (the "EFFECTIVE DATE") on the first day when the following conditions have been satisfied:

              (a) This Amendment shall have been executed and delivered by Borrower, the Lenders, the Agent and the Co-Agent;

              (b) Borrower shall have executed and delivered to the Lenders a letter agreement pursuant to which Borrower shall have agreed to enter into an amendment and supplement to the Warrant Agreement dated as of July 31, 1996 among Vari-Lite International, Inc. and certain of the Lenders, providing for reductions in the exercise price of the common stock purchase warrants issued pursuant to the terms of such Warrant Agreement, and the issuance of additional common stock purchase warrants to Chase Bank of Texas, N.A., in form and substance satisfactory to the Lenders;

              (c) The Agent shall have received a certificate of the Secretary or Assistant Secretary of Borrower attaching and certifying copies of the resolutions of the board of directors of Borrower authorizing the execution, delivery and performance of this Amendment and all other documents to be executed and delivered by Borrower pursuant to the terms of this Amendment;

              (d) The Agent shall have received a certificate of Borrower dated as of the date hereof, signed by the Secretary or an Assistant Secretary of Borrower certifying (i) as to the name(s), true signature(s) and incumbency of the officer(s) of Borrower authorized to execute and deliver this Amendment and each other document being executed and delivered pursuant to the requirements of this Amendment, and (ii) that

       Borrower's articles or certificate of incorporation and by-laws attached to such certificate have not been amended or modified and are in full force and effect as of the date hereof;

              (e) The Agent shall have received the favorable opinion of Vinson & Elkins, L.L.P., counsel to Borrower, addressed to the Agents and the Lenders, covering such matters relating to Borrower and the transactions contemplated by this Amendment as the Lenders may request; and

              (f) The Agent shall have received payment in full from Borrower for all outstanding costs and expenses required to be paid or reimbursed by Borrower under the Credit Agreement, including without limitation, all professional fees and expenses of counsel for the Agents.

              SECTION 3. WAIVER. The Lenders hereby agree that, to the extent any Event of Default shall have occurred as a result of Borrower's failure to be in compliance as of June 30, 1999, with the financial covenant requirements set forth in SECTION 6.08 of the Credit Agreement, as such financial covenant requirements were in effect immediately prior to the effectiveness of this Amendment, such Event of Default shall be and is hereby waived, such waiver to be effective as of June 30, 1999.

              SECTION 4. STATUS OF OBLIGATIONS. Borrower hereby confirms and agrees that all Loans and all other Obligations outstanding under the Credit Agreement and the other Credit Documents as of the date hereof were duly and validly created and incurred by Borrower hereunder, that all such outstanding amounts are owed in accordance with the terms of the Credit Agreement and other Credit Documents, and that there are no rights of offset, defense, counterclaim, claim or objection in favor of Borrower arising out of or with respect to any of the Loans or other Obligations of Borrower to the Agents or the Lenders, and any such rights of offset, defense, counterclaim, claims or objections have been and are hereby waived and released by Borrower.

              SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower, without limiting the representations and warranties provided in the Credit Agreement, represents and warrants to the Lenders and the Agents as follows:

              5.1 The execution, delivery and performance by Borrower of this Amendment and the other documents being delivered pursuant to this Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles or certificate of incorporation or by-laws of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

              5.2 This Amendment and the other documents being delivered pursuant to this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

              5.3 After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the Effective Date.

              SECTION 6. SURVIVAL. Each of the foregoing representations and warranties shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of Borrower under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the foregoing representations and warranties shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Lenders or the Agents.

              SECTION 7. RATIFICATION OF CREDIT AGREEMENT. Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Credit Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement as amended herein. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

              SECTION 8. RELEASE. In consideration of the amendments and waivers agreed to and granted by the Lenders pursuant to this Amendment, Borrower hereby (a) releases, acquits and forever discharges each Agent, the Co-Agent, each Lender, and each of their respective agents, employees, officers, partners, directors, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the "Released Parties") from any and all liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages, costs and expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, that Borrower may have or claim to have against such Lender which might arise out of or be connected with any act of commission or omission of such Lender existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations relating to or arising out of or in connection with the Credit Agreement, any other Credit Documents or this Amendment (including, without limitation, arising out of or in connection with the initiation, negotiation, closing or administration of the transactions contemplated thereby or related thereto), from the beginning of time until the execution and delivery of this release and the effectiveness of this Amendment (the "Released Claims") and (b) agree forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the Released Parties with respect to any and all Released Claims.

              SECTION 9.   INDEMNITY.   In consideration of the amendments and
waivers agreed to and granted by the Lenders pursuant to this Amendment, Borrower hereby indemnifies each Agent, the Co-Agent and each Lender, and their respective officers, partners, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to this Amendment, the Credit Agreement or any other Credit Documents or any actual or proposed use of the proceeds of any of the Loans, including, without limitation, the reasonable fees and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; PROVIDED, HOWEVER, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct.

              SECTION 10. NO OTHER WAIVER, ETC. Borrower hereby agrees that, except as otherwise expressly provided in Section 3 hereof, nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default, whether known or unknown, which may exist under the Credit Agreement. Borrower hereby further agrees that no action, inaction or agreement by the Lenders, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Credit Agreement which may have occurred with respect to the non-payment of any obligation under the terms of the Credit Agreement or any portion thereof, or any other matter relating to the Credit Agreement, shall require or imply any future indulgence, waiver, or agreement by the Lenders.

              SECTION 11. BINDING NATURE. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

              SECTION 12. COSTS AND EXPENSES. Borrower shall be responsible for the costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the fees and out-of-pocket expenses of counsel for the Agents with respect thereto.

              SECTION 13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

              SECTION 14. ENTIRE UNDERSTANDING. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

              SECTION 15. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

                         [Signatures Set Forth on Next Page]

              IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.

                                       VARI-LITE INTERNATIONAL, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       SUNTRUST BANK, ATLANTA,
                                       INDIVIDUALLY AND AS AGENT AND COLLATERAL
                                       AGENT


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       PER PRO BROWN BROTHERS HARRIMAN &
                                       CO., INDIVIDUALLY AND AS CO-AGENT


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       CHASE BANK OF TEXAS, N.A.
                                       (FORMERLY TEXAS COMMERCE BANK NATIONAL
                                           ASSOCIATION)


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       COMERICA BANK-TEXAS


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                     ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS



     Reference is hereby made to the within and foregoing Amendment No. 5 to Credit Agreement dated as of August 25, 1999, by and among VARI-LITE INTERNATIONAL, INC. ("Borrower"), SUNTRUST BANK, ATLANTA, BROWN BROTHERS HARRIMAN & CO., CHASE BANK OF TEXAS, N.A., COMERICA BANK-TEXAS, N.A., and THE FIRST NATIONAL BANK OF CHICAGO ("Amendment No. 5"; capitalized terms used herein that are defined in Amendment No. 5 or in the "Credit Agreement" as defined in Amendment No. 5 being used herein with the respective meanings assigned to such capitalized terms in Amendment No. 5 or the Credit Agreement, as the case may
be). The undersigned, each of which is or has become a Guarantor under the terms of the Guaranty Agreement as provided in the Credit Agreement, hereby acknowledge and agree that (i) each of the undersigned has consented to the foregoing Amendment No. 5, (ii) each of the Guaranty Agreement and the other Credit Documents to which each of the undersigned is a party shall remain in full force and effect on and after the date hereof, and (iii) each of the undersigned hereby reaffirms and restates its obligations and liabilities under the Guaranty Agreement and the other Credit Documents to which each of the undersigned is a party after giving effect to Amendment No. 5.

     This Acknowledgment and Agreement of Guarantors made and delivered as of August 25, 1999.

                                       VARI-LITE, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       SHOWCO, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                       IGNITION! CREATIVE GROUP, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       I.R. SUB, INC.
                                       (FORMERLY IRIDEON, INC.)


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                    SCHEDULE 1.01 - AM

                                     APPLICABLE MARGIN

--------------------------------------------------------------------------------------------------------------
                            4TH FISCAL            1ST FISCAL            2ND FISCAL            3RD FISCAL
  ADJUSTED FUNDED            QUARTER                QUARTER              QUARTER                QUARTER
       DEBT/               FISCAL YEAR            FISCAL YEAR          FISCAL YEAR            FISCAL YEAR
    EBITDA RATIO               1999                  2000                 2000                   2000
--------------------------------------------------------------------------------------------------------------
                                    BASE                  BASE                  BASE                   BASE
                         EURO       RATE       EURO       RATE       EURO       RATE        EURO       RATE
                       ADVANCES   ADVANCES   ADVANCES   ADVANCES   ADVANCES   ADVANCES    ADVANCES   ADVANCES
--------------------------------------------------------------------------------------------------------------
Greater than or          3.50%      1.00%      4.00%      1.50%      4.25%      1.75%       4.75%      2.25%
equal to 3.00:1.00
--------------------------------------------------------------------------------------------------------------
Less than                3.00%      0.50%      3.50%      1.00%      3.75%      1.25%       4.25%      1.75%
3.00:1.00, but
greater than or
equal to 2.50:1.00
--------------------------------------------------------------------------------------------------------------
Less than                2.50%      0.00%      3.00%      0.50%      3.25%      0.75%       3.75%      1.25%
2.50:1.00, but
greater than or
equal to 2.00:1.00
--------------------------------------------------------------------------------------------------------------
Less than                2.00%      0.00%      2.50%      0.00%      2.75%      0.25%       3.25%      0.75%
2.00:1.00, but
greater than or
equal to 1.50:1.00
--------------------------------------------------------------------------------------------------------------
Less than                1.50%      0.00%      2.00%      0.00%      2.25%      0.00%       2.75%      0.25%
1.50:1.00, but
greater than or
equal to 1.00:1.00
--------------------------------------------------------------------------------------------------------------
Less than 1.00:1.00      1.00%      0.00%      1.50%      0.00%      1.75%      0.00%       2.25%      0.00%
--------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------
                            4TH FISCAL            AFTER 4TH FISCAL
  ADJUSTED FUNDED             QUARTER                 QUARTER
       DEBT/                FISCAL YEAR             FISCAL YEAR
    EBITDA RATIO               2000                    2000
----------------------------------------------------------------------
                                     BASE                    BASE
                         EURO        RATE         EURO       RATE
                       ADVANCES    ADVANCES     ADVANCES    ADVANCES
----------------------------------------------------------------------
Greater than or          5.25%      2.75%         6.00%      3.50%
equal to 3.00:1.00
----------------------------------------------------------------------
Less than                4.75%      2.25%         5.50%      3.00%
3.00:1.00, but
greater than or
equal to 2.50:1.00
----------------------------------------------------------------------
Less than                4.25%      1.75%         5.00%      2.50%
2.50:1.00, but
greater than or
equal to 2.00:1.00
----------------------------------------------------------------------
Less than                3.75%      1.25%         4.50%      2.00%
2.00:1.00, but
greater than or
equal to 1.50:1.00
----------------------------------------------------------------------
Less than                3.25%      0.75%         4.00%      1.50%
1.50:1.00, but
greater than or
equal to 1.00:1.00
----------------------------------------------------------------------
Less than 1.00:1.00      2.75%      0.25%         3.50%      1.00%
----------------------------------------------------------------------

                                  SCHEDULE 2.01

                       SCHEDULED REDUCTIONS IN COMMITMENTS


PART I.           MASTER SYNDICATED LOAN COMMITMENTS
                  ($50,000,000 INITIAL AGGREGATE AMOUNT)



-----------------------------------------------------------------------------------------------------------------------------------
                     AMOUNT OF COMMITMENT IN EFFECT AFTER REDUCTION

-----------------------------------------------------------------------------------------------------------------------------------
  DATE OF            SUNTRUST BANK,     BROWN BROTHERS        CHASE BANK OF        COMERICA           THE FIRST        AGGREGATE
 SCHEDULED           ATLANTA            HARRIMAN & CO.        TEXAS, N.A.          BANK-TEXAS         NATIONAL         COMMITMENTS
 REDUCTION           (25% PRO RATA      (20% PRO RATA         (19% PRO RATA        (18% PRO RATA      BANK OF
                     SHARE)             SHARE)                SHARE)               SHARE)             CHICAGO
                                                                                                      (18% PRO
                                                                                                      RATA SHARE)
-----------------------------------------------------------------------------------------------------------------------------------
 06/30/99            $12,250,000        $9,800,000            $9,310,000           $8,820,000         $8,820,000       $49,000,000
-----------------------------------------------------------------------------------------------------------------------------------
 12/31/99             12,000,000         9,600,000             9,120,000            8,640,000          8,640,000        48,000,000
-----------------------------------------------------------------------------------------------------------------------------------
 03/31/00             11,625,000         9,300,000             8,835,000            8,370,000          8,370,000        46,500,000
-----------------------------------------------------------------------------------------------------------------------------------
 04/30/00              9,500,000         7,600,000             7,220,000            6,840,000          6,840,000        38,000,000
-----------------------------------------------------------------------------------------------------------------------------------
 01/01/01                      0                 0                     0                    0                  0                 0
-----------------------------------------------------------------------------------------------------------------------------------

PART II.          MULTICURRENCY SYNDICATED LOAN SUBCOMMITMENTS
                  ($20,000,000 INITIAL AGGREGATE AMOUNT)



-----------------------------------------------------------------------------------------------------------------------------------
                     AMOUNT OF COMMITMENT IN EFFECT AFTER REDUCTION

-----------------------------------------------------------------------------------------------------------------------------------
  DATE OF            SUNTRUST BANK,     BROWN BROTHERS        CHASE BANK OF        COMERICA           THE FIRST        AGGREGATE
 SCHEDULED           ATLANTA            HARRIMAN & CO.        TEXAS, N.A.          BANK-TEXAS         NATIONAL         COMMITMENTS
 REDUCTION           (25% PRO RATA      (20% PRO RATA         (19% PRO RATA        (18% PRO RATA      BANK OF
                     SHARE)             SHARE)                SHARE)               SHARE)             CHICAGO
                                                                                                      (18% PRO
                                                                                                      RATA SHARE)
-----------------------------------------------------------------------------------------------------------------------------------
 06/30/99            $4,900,000         $3,920,000            $3,724,000           $3,528,000         $3,528,000       $19,600,000
-----------------------------------------------------------------------------------------------------------------------------------
 12/31/99             4,800,000          3,840,000             3,648,000            3,456,000          3,456,000        19,200,000
-----------------------------------------------------------------------------------------------------------------------------------
 03/31/00             4,650,000          3,720,000             3,534,000            3,348,000          3,348,000        18,600,000
-----------------------------------------------------------------------------------------------------------------------------------
 04/30/00             3,800,000          3,040,000             2,888,000            2,736,000          2,736,000        15,200,000
-----------------------------------------------------------------------------------------------------------------------------------
 01/01/01                     0                  0                     0                    0                  0                 0
-----------------------------------------------------------------------------------------------------------------------------------

PART III.         SWING LINE COMMITMENTS
                  ($5,000,000 TOTAL AGGREGATE AMOUNT)


                  SUNTRUST BANK, ATLANTA
                  ----------------------

                  Swing Line Commitment:             $5,000,000